SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549

                            FORM 8-K
                       CURRENT REPORT

            PURSUANT TO SECTION 13 or 15(d) OF THE

              SECURITIES AND EXCHANGE ACT of 1934

        Date of Report (Date of Earliest Event Reported)
                     December 30, 1997

                    INNKEEPERS USA TRUST
    (Exact name of registrant as specified in its charter)


   Maryland              0-24568                    65-0503831
(State or other   (Commission File No.)        I.R.S. Employer
  jurisdiction                               Identification No.)
of incorporation)

                  306 Royal Poinciana Way
                 Palm Beach, Florida 33480
          (Address of principal executive offices)


                      (561) 835-1800
    (Registrant's telephone number, including area code)


                           N/A
(former name or former address, if changed since last report)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On January 15, 1998, a partnership subsidiary of Innkeepers USA Limited Partnership, a Virginia limited partnership (collectively with its subsidiary partnerships, the "Partnership"), of which Innkeepers Financial Corporation, a wholly owned subsidiary of Innkeepers USA Trust (the "Registrant"), serves as sole general partner, consummated the acquisitions of the following Residence Inn hotels (collectively, the "Northwest Hotels"):

     Residence Inn - Bellevue, Washington         120 rooms
     Residence Inn - Lynnwood, Washington         120 rooms
     Residence Inn - Tukwila, Washington          144 rooms
     Residence Inn - Vancouver, Washington        120 rooms
     Residence Inn - Portland, Oregon             112 rooms
                                                  616 rooms

The Partnership acquired the Northwest Hotels in a negotiated transaction from Bellevue Hotel Associates Limited Partnership, Lynnwood Hotel Associates Limited Partnership, Tukwila Hotel Associates Limited Partnership, Vancouver Hotel Associates Limited Partnership and Portland Hotel Associates Limited Partnership, for cash purchase prices aggregating $84 million. Approximately $60 million of the total purchase price was funded by the Partnership's assumption of an existing loan from an affiliate of Lehman Brothers secured by the Northwest Hotels, and the balance was funded with borrowings under the Partnership's existing line of credit with an affiliate of Nomura Asset Capital Corporation.

The Northwest Hotels are leased by the Partnership to JF Hotel, Inc., which, together with other corporations with identical ownership (collectively, the "Lessee"), lease all of the Partnership's hotels. The Lessee is owned by Mr. Jeffrey H. Fisher, Chairman, President and Chief Operating Officer of the Registrant, and Mr. Frederic M. Shaw, Executive Vice President and Chief Operating Officer of the Registrant. The Lessee leases each of the Northwest Hotels pursuant to percentage leases which provide for rent equal to the greater of (I) fixed base rent or
(ii) percentage rent based on room revenues of the hotel. The percentage leases for the Northwest Hotels each have initial terms of thirteen years. The base rent under the percentage leases on each of the Northwest Hotels is as set forth below. The percentage rent for the Northwest Hotels is 30% of room revenue up to the "threshold" amounts set forth below (which are subject to any final adjustment agreed upon by the parties), plus 68% of room revenue in excess of the threshold. The Northwest Hotels will continue to be operated as hotel properties, and will be operated under the Residence Inn by Marriott brand pursuant to franchise agreements between the Lessee and Marriott International, Inc.

    HOTEL              BASE RENT            THRESHOLD
    Bellevue           $1,935,733           $1,950,000
    Lynnwood           $1,451,436           $1,950,000
    Tukwila            $2,003,999           $2,150,000
    Vancouver          $1,346,856           $1,750,000
    Portland           $1,266,899           $1,725,000


ITEM 5.  OTHER

A. On December 30, 1997, the Partnership consummated the acquisition of the following Residence Inn hotels (collectively, the "Managed Hotels"):

   Residence Inn - Columbus East, Ohio             80 rooms
   Residence Inn - Indianapolis, Indiana           88 rooms
   Residence Inn - Ft. Wayne, Indiana              80 rooms
   Residence Inn - Lexington, Kentucky             80 rooms
   Residence Inn - Louisville, Kentucky            96 rooms
   Residence  Inn - Ontario, California           200 rooms
   Residence  Inn - Altamonte Springs, Florida    128 rooms
   Residence  Inn - Winston-Salem, North Carolina  88 rooms
                                                  840 rooms

The Partnership acquired the Managed Hotels from an unaffiliated seller in a negotiated transaction for a cash purchase price of $59.5 million. The purchase price was funded by the Partnership with borrowings under its existing line of credit.

The Managed Hotels are leased by the Partnership to the Lessee pursuant to leases providing for rent equal to the greater of (I) fixed base rent or (ii) percentage rent based on room revenues of the hotel. The percentage leases for the Managed Hotels each have initial terms of thirteen years. The base rent under the percentage leases on each of the Managed Hotels is as set forth below. The percentage rent for the Managed Hotels is 30% of room revenue up to the "threshold" amounts set forth below (which are subject to any final adjustment agreed upon by the parties), plus 68% of room revenue in excess of the threshold. The Managed Hotels will continue to be operated as hotel properties.

    HOTEL                  BASE RENT          THRESHOLD
    Columbus East, OH      $  463,409         $1,703,000
    Indianapolis, IN       $  482,843         $1,859,000
    Ft. Wayne, IN          $  445,236         $1,222,000
    Lexington, KY          $  643,659         $1,465,000
    Louisville, KY         $  922,791         $1,505,000
    Ontario, CA            $1,234,333         $2,935,000
    Altamonte Springs, FL  $1,092,681         $2,465,000
    Winston-Salem, NC      $  583,801         $1,821,000

The Managed Hotels will continue to be managed by Residence Inn by Marriott, Inc., an affiliate of Marriott International, Inc., under management agreements with the Lessee providing for the payment of base and incentive management fees and a "system" fee (and associated fees and costs) related to the right for the Managed Hotels to operate under the Residence Inn by Marriott brand.

B. On January 9, 1998, the Partnership consummated the acquisition of the Residence Inn - Bothell, WA (the "Bothell Hotel") from an unaffiliated seller for a cash purchase price of $11.75 million. The purchase price was funded with borrowings under the Partnership's existing line of credit. The Bothell Hotel is leased by the Partnership to the Lessee pursuant to a percentage lease providing for rent equal to the greater of (I) fixed base rent or (ii) percentage rent based on room revenues of the hotel. The percentage lease for the Bothell Hotel has an initial term of thirteen years. The base rent under the percentage lease on the Bothell Hotel is $1,086,000. The percentage rent for the Bothell Hotel is 30% of room revenue up to $1,840,172 (which is subject to any final adjustment agreed upon by the parties), plus 68% of room revenue in excess of $1,840,172. The Bothell Hotel will continue to be operated as a hotel property, and will be operated under the Residence Inn by Marriott brand pursuant to a franchise agreement between the Lessee and Marriott International, Inc.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
         INFORMATION AND EXHIBITS

     Pursuant to Rule 3-05 of Regulation S-X, no financial statements or pro forma information are required to be filed with this report.


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                           SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                INNKEEPERS USA TRUST


January 21, 1998                /s/ Gregory M. Fay
                                Gregory M. Fay
                                Vice President of Accounting